UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 9, 2007

SIMPLETECH, INC.

(Exact name of registrant as specified in charter)

California	000-31623	33-0399154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street, Santa Ana, California	92705-5812
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 476-1180

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On February 9, 2007, SimpleTech, Inc. (the “Company”) entered into an Asset Purchase Agreement (“Purchase Agreement”) with Fabrik, Inc. (“Fabrik”) and Fabrik Acquisition Corp. (together with Fabrik, the “Purchasers”) for the sale of assets relating to a portion of the Company’s business which is engaged in the designing, final assembling, selling, marketing and distributing consumer-oriented products based on Flash memory, DRAM and external storage technologies known as the Consumer Division of the Company. See the disclosures under Item 2.01 below for the material terms of the Purchase Agreement, which are incorporated herein by reference. See the disclosures under Item 5.02 below for the material terms of the severance arrangements of Mike Moshayedi, which are incorporated herein by reference.

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

On February 9, 2007, the Company consummated a sale of assets relating to a portion of the Company’s business which is engaged in the designing, final assembling, selling, marketing and distributing consumer-oriented products based on Flash memory, DRAM and external storage technologies known as the Consumer Division of the Company pursuant to the Purchase Agreement. The consideration paid to the Company pursuant to the Purchase Agreement consisted of cash in the amount of approximately $43.0 million, which was $10.0 million above the net working capital of the Consumer Division, and the assumption of approximately $13.6 million in liabilities by the Purchasers. The purchase price is subject to a post-closing adjustment for accrued expenses, reserves on inventory, reserves on accounts receivables and overhead capitalization of the Consumer Division. The sale of assets included the “SimpleTech” name. The Company has released a new company logo and has a new Company website at www.stec-inc.com. The Company is in the process of effecting a corporate name change to STEC, Inc. The Company will license the name “SimpleTech” from the Purchasers until the name change process is complete. A press release announcing the Company’s name change was issued on February 9, 2007, is attached hereto as Exhibit 99.1 and is hereby incorporated herein by this reference in its entirety.

In connection with the consummation of the sale of the assets of the Consumer Division, the Purchaser hired substantially all of the employees of the Consumer Division. The sale of the assets of the Consumer Division has also resulted in the elimination of the senior management position held by Mike Moshayedi, the Company’s President, co-founder and head of the Consumer Division. The Company has entered into a severance agreement with Mr. Moshayedi governing the termination of his employment.

There are no material relationships between the Purchasers and the Company or any of the Company’s affiliates, directors or officers or any associate of any director or officer of the Company.

The foregoing summary of the terms of the Purchase Agreement does not purport to describe in full all the provisions of the Purchase Agreement and is qualified in its entirety by the Purchase Agreement, a copy of which has been filed as Exhibit 10.1 to this Current Report and is incorporated by reference.

A press release announcing the completion of the sale of assets of the Consumer Division was issued on February 9, 2007, is attached hereto as Exhibit 99.2 and is hereby incorporated herein by this reference in its entirety.

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2007, as a result of the sale of the assets of the Company’s Consumer Division, the Company eliminated the senior management position held by Mike Moshayedi, the Company’s President, co-founder and head of the Consumer Division, and reached an agreement concerning the termination of Mr. Moshayedi’s employment without cause. In addition, Mr. Moshayedi tendered his resignation as a director from the board of directors effective February 9, 2007. Mr. Moshayedi’s resignation as a director is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies and practices.

Pursuant to a Severance Agreement and General Release (“Severance Agreement”) effective as of February 9, 2007 (the “Separation Date”), between the Company and Mr. Moshayedi, Mr. Moshayedi shall receive a lump sum payment of $562,500 on the day after the date which is six months after the Separation Date. In addition, Mr. Moshayedi is eligible to receive payment of his premium for his coverage under the Company’s group health insurance plan for a period of 18 months. After the Separation Date, Mr. Moshayedi will provide assistance to the Company as reasonably requested; provided, that, such assistance does not exceed three calendar days per month or 15 calendar days in any 12 month period. In the event the Company requires additional assistance from Mr. Moshayedi beyond the time periods set forth herein, the Company will pay Mr. Moshayedi not less than $187.50 per hour. The Severance Agreement was approved by the Company’s compensation committee. The foregoing is a summary of certain terms of the Severance Agreement, which is attached hereto as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Effective February 9, 2007, the board of directors of the Company, upon the recommendation of its nominating and corporate governance committee, appointed Vahid Manian as an independent director to the board of directors to fill the vacancy created by Mr. Moshayedi’s resignation. Mr. Manian has served as the Senior Vice President of Global Manufacturing Operations for Broadcom Corporation since April 2005. Mr. Manian joined Broadcom Corporation in January 1996 as Director of Operations and became Vice President of Manufacturing Operations in December 1997. Mr. Manian also serves as a director and officer of certain Broadcom Corporation subsidiaries. Mr. Manian received a B.S.E.E. and an M.B.A. from the University of California, Irvine. There are no arrangements or understandings between Mr. Manian and any other person pursuant to which he was selected as a director of the Company.

A press release announcing the appointment of Mr. Manian was issued on February 9, 2007, is attached hereto as Exhibit 99.3 and is hereby incorporated herein by this reference in its entirety.

ITEM 7.01 Regulation FD Disclosure.

On February 12, 2007, the Company held a conference call and simultaneous webcast to discuss the sale of the assets of its Consumer Division. A copy of the prepared remarks of the Company from the conference call is furnished herewith as Exhibit 99.4 and is incorporated herein by reference.

The information furnished under Item 7.01 of this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless the Company specifically incorporates the foregoing information into those documents by reference.

ITEM 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma financial statements attached hereto as Exhibit 99.5 give effect to the sale of the assets of the Consumer Division. The unaudited pro forma consolidated balance sheet and statements of operations filed herewith are presented for illustrative purposes only. The pro forma balance sheet as of September 30, 2006 has been prepared to reflect the sale of the Consumer Division assets as if it had taken place on September 30, 2006, and is not necessarily indicative of the financial position of the Company had such sale occurred on that date. The unaudited pro forma statements of operations for the nine months ended September 30, 2006 and 2005 and the fiscal years ended December 31, 2005, 2004 and 2003 have been prepared assuming that the sale of the Consumer Division assets occurred as of the beginning of this period and are not necessarily indicative of the results of operations for future periods or the results that actually would have been realized if the Consumer Division assets had been sold as of that date. The pro forma financial statements is based on certain assumptions and adjustments described in the notes to the pro forma financial statements and should be read in conjunction with the financial statements and related notes filed in our Form 10-Q for the quarter ended September 30, 2006 and Form 10-K for the year ended December 31, 2005.

(d) Exhibits.

The following exhibits are furnished as part of this report:

Exhibit Number	Description of Exhibit
10.1+	Asset Purchase Agreement, dated February 9, 2007, by and among Fabrik, Inc., Fabrik Acquisition Corp. and SimpleTech, Inc., together with a Schedule of Definitions

10.2	Severance Agreement and General Release, dated February 9, 2007 by and between SimpleTech, Inc. and Mike Moshayedi

99.1	Press Release of SimpleTech, Inc., dated February 9, 2007, announcing corporate name change

99.2	Press Release of SimpleTech, Inc., dated February 9, 2007, announcing the sale of the assets of the Consumer Division

99.3	Press Release of SimpleTech, Inc., dated February 9, 2007, announcing the appointment of Vahid Manian to the board of directors

99.4	Prepared Remarks of SimpleTech, Inc. from Conference Call Held on February 12, 2007 discussing the sale of the assets of the Consumer Division (furnished and not filed herewith solely pursuant to Item 7.01).

99.5	Unaudited Pro Forma Balance Sheet of SimpleTech, Inc. as of September 30, 2006; Unaudited Pro Forma Statements of Operations of SimpleTech, Inc. for the Nine Months Ended September 30, 2006 and 2005 and the Fiscal Years Ended December 31, 2005, 2004 and 2003

+	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SimpleTech, Inc.

Date: February 12, 2007	By:	/s/ Dan Moses
Dan Moses
Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit
10.1+	Asset Purchase Agreement, dated February 9, 2007, by and among Fabrik, Inc., Fabrik Acquisition Corp. and SimpleTech, Inc., together with a Schedule of Definitions

10.2	Severance Agreement and General Release, dated February 9, 2007, by and between SimpleTech, Inc. and Mike Moshayedi

99.1	Press Release of SimpleTech, Inc., dated February 9, 2007, announcing corporate name change

99.2	Press Release of SimpleTech, Inc., dated February 9, 2007, announcing the sale of the assets of the Consumer Division

99.3	Press Release of SimpleTech, Inc., dated February 9, 2007, announcing the appointment of Vahid Manian to the board of directors

99.4	Prepared Remarks of SimpleTech, Inc. from Conference Call Held on February 12, 2007 discussing the sale of the assets of the Consumer Division (furnished and not filed herewith solely pursuant to Item 7.01).

99.5	Unaudited Pro Forma Balance Sheet of SimpleTech, Inc. as of September 30, 2006; Unaudited Pro Forma Statements of Operations of SimpleTech, Inc. for the Nine Months Ended September 30, 2006 and 2005 and the Fiscal Year Ended December 31, 2005, 2004 and 2003

+	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.